UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) of the SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2013

SIBLING GROUP HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

TEXAS	000-28311	76-027334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1355 Peachtree Street, Suite 1150, Atlanta, GA 30309
(Address of principal executive offices)

(404) 551-5274
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01

Entry into a Material Definitive Agreement

During October 2013 the Company announced that it intended to acquire the assets and operations of Blendedschools.net, a provider of online curriculum and services for school districts serving the K12 marketplace. That agreement is subject to regulatory approval, and the Company expects it to formally close within the next thirty (30) days.

During December 2013 the Company announced that is had reached an agreements to have a recently formed company, Edevate, join the Company's operations, subject to a number of factors. After review, the companies are instead considering a reseller arrangement, that would allow the products of the Company to be resold into the Edevate target markets, including private schools and corporate sites. This agreement is still under discussion.

On January 18, 2014 the Company announced that it is acquiring AcceleratingED, LLC (http://www.acceleratinged.com/), a consulting operation with a focus on business development and scaling for educational services and educational technology providers, and is naming its founder, Dave Saba, as President of Sibling. The transaction is only subject to final documentation, and has already been approved by the Board of Directors, and should be completed by month end January 2014.

The Company is in advanced conversations with a number of acquisitions at this time and expects to make a number of announcements in the near term. Further, on completion of these transactions it expects to have a senior management team in place, and have an expanded Board of Directors consisting on highly qualified individuals from both education, and the business community.

Item 3.02

Unregistered Sales of Equity Securities

During the Q4 2013 period, the Company made a number of issuances of its restricted common stock as consideration for consulting services, and to reduce its obligations. The policy for most of its recurring consulting agreements is to issue shares monthly based on a formula that provides for a specific dollar amount, currently ranging from $3,500 per month, to $10,000 per month, to certain individuals. In some cases a one time issuance was also provided as compensation for work performed before consideration of a recurring event. Further it entered into consulting agreements that call for a one time only payment to certain groups or individuals. The list of those issuances appears in the table below. As a result of these transactions, the Company issued 10,650,420 shares during the Q4 period, leaving its shares outstanding at 12/31 at 31,758,530.

RESTRICTED SHARE ISSUANCES DURING Q4 2013

MONTH	DESCRIPTION	CHARGE	$ PER SHARE	SHARES ISSUED
OCTOBER	HILL CONSULTING	$6,500.00	0.0484	134,298	SEE NOTE 1
OCTOBER	DELUCA CONSULTING	$3,500.00	0.0484	72,314	SEE NOTE 1
OCTOBER	DANKLEFSEN CONSULTING	$5,000.00	0.0484	103,306	SEE NOTE 1
OCTOBER	ROSS CONSULTING	$8,000.00	0.0484	165,289	SEE NOTE 1
OCTOBER	MOORE CONSULTING	$3,500.00	0.0484	72,314	SEE NOTE 1
OCTOBER	ROSS CONSULTING ONE TIME ISSUANCE	$18,000.00	0.0360	500,000	SEE NOTE 2
OCTOBER	MOORE CONSULTING ONE TIME ISSUANCE	$15,009.00	0.0360	350,000	SEE NOTE 2
OCTOBER	SHARES FOR TN CONSULT	$3,600.00	0.0360	100,000	SEE NOTE 2
OCTOBER	SHARES FOR MESHUGENEH CONSULTING DURING 2013	$28,800.00	0.0360	800,000	SEE NOTE 2
OCTOBER	SHARES DIR FOR M. LEATH	$12,600.00	0.0360	350,000	SEE NOTE 3
OCTOBER	SHARES DIR FOR LANCE	$12,600.00	0.0360	350,000	SEE NOTE 3
OCTOBER	G. SULLIVAN CONSULTING DURING 2013	$28,800.00	0.0360	800,000	SEE NOTE 2

OCTOBER	SHARES TO STEELTOWN CONSULTING, ONE TIME	$108,000.00	0.0360	3,000,000	SEE NOTE 2
NOVEMBER	DELK, FOR GC, ONE TIME	$40,000.00	0.0800	500,000	SEE NOTE 5
NOVEMBER	ORANGE CURTAIN MEDIA/ONE TIME	$20,444.48	0.0800	255,556	SEE NOTE 2
NOVEMBER	HILL CONSULTING	$6,500.00	0.0900	72,222	SEE NOTE 1
NOVEMBER	DELUCA CONSULTING	$3,500.00	0.0900	38,889	SEE NOTE 1
NOVEMBER	DANKLEFSEN CONSULTING	$5,000.00	0.0900	55,556	SEE NOTE 1
NOVEMBER	ROSS CONSULTING	$8,000.00	0.0900	88,889	SEE NOTE 1
NOVEMBER	MOORE CONSULTING	$3,500.00	0.0900	38,889	SEE NOTE 1
NOVEMBER	ADJUSTMENT FOR DIRECTORS/LANCE	$13,500.00	0.0900	150,000	SEE NOTE 3
NOVEMBER	ADJUSTMENT FOR DIRECTORS/LEATH	$13,500.00	0.0900	150,000	SEE NOTE 3
NOVEMBER	ADJUSTMENT FOR DIRECTORS/HONEYCUTT	$13,500.00	0.0900	150,000	SEE NOTE 3
NOVEMBER	ADJUSTMENT FOR DIRECTORS/ P. SULLIVAN	$13,500.00	0.0900	150,000	SEE NOTE 3
NOVEMBER	ADJUSTMENT FOR DIRECTORS/HANLON	$13,500.00	0.0900	150,000	SEE NOTE 3
NOVEMBER	CONSULTING FEE FOR WAGGONER	$3,000.00	0.0300	100,000	SEE NOTE 2
DECEMBER	CONVERSION OF DEBT - DANKLESFEN	$20,000.00	0.1150	173,913	SEE NOTE 4
DECEMBER	ORANGE CURTAIN MEDIA/NOV.	$4,999.97	0.1150	43,478	SEE NOTE 1
DECEMBER	HILL CONSULTING	$6,500.00	0.1150	56,522	SEE NOTE 1
DECEMBER	DELUCA CONSULTING	$3,500.00	0.1150	30,435	SEE NOTE 1
DECEMBER	DANKLEFSEN CONSULTING	$5,000.00	0.1150	43,478	SEE NOTE 1
DECEMBER	ROSS CONSULTING	$8,000.00	0.1150	69,565	SEE NOTE 1
DECEMBER	MOORE CONSULTING	$3,500.00	0.1150	30,435	SEE NOTE 1
DECEMBER	CARNELL CONSULTING	$2,500.00	0.1150	21,739	SEE NOTE 4
DECEMBER	CONVERSION OF DEBT - CARLSON	$14,000.00	0.0700	200,000	SEE NOTE 4
DECEMBER	CONVERSION OF DEBT – G. SULLIVAN	$35,000.00	0.0700	500,000	SEE NOTE 4
DECEMBER	CONVERSION OF NOTE - CARUSO	$24,500.00	0.0700	350,000	SEE NOTE 4
DECEMBER	CONVERSION OF DEBT - VIRAXID	$10,500.00	0.0700	150,000	SEE NOTE 4
DECEMBER	CONSULTING – D. LEATH	$23,333.38	0.0700	333,334	SEE NOTE 2
DECEMBER	CONSULTING – ARM, LLC	$14,000.00	0.0700	200,000	SEE NOTE 2
DECEMBER	CONSULTING - SABA	$23,000.00	0.1150	200,000	SEE NOTE 2
DECEMBER	REVERSAL OF DELK SHARE ISSUANCE	-$40,000.00	0.0800	-500,000	SEE NOTE 5
DECEMBER	CONVERSION OF DEBT – EDGAR SVCS	$4,500.00	0.0900	50,000	SEE NOTE 4
			TOTAL	10,650,420	Q4 TOTAL
				31,758,530	TOTAL OUTSTANDING AT 12/31/13

———————

NOTE 1 – During 2013 the Company entered into a number of consulting agreements for specific assistance related to curriculum development, new product development, business development and other general consulting. These agreements call for specific one time, or per month, amounts and are paid for in stock. The number of shares to be issued is determined monthly, based on the amount owed for that month, divided by 110% of the ten (10) day average closing price for stock during the first ten (10) days of the month in which the charge was incurred. In some cases, an initial issuance of shares was made at the beginning of the effort, generally for work already performed. All of these agreements are subject to cancellation on sixty (60) days notice.

NOTE 2 – As noted in NOTE 1, certain of the consulting agreements entered into call for a one time payment for services rendered, either as an initial payment, or for payment of services rendered. The issuances noted here are for those one time payments.

NOTE 3 – The compensation policy during FY2013 for members of the Board of Directors was to include 1) an initial issuance of 350,000 shares on joining the Board, and 2) an annual stipend of 150,000. The issuances noted here cover the initial issuance for Lance and Leath, who joined the Board in October 2013, and an adjustment for all Board members to include an additional issuance of 150,000, which had not been previously issued, although it had previously been approved.

NOTE 4 – During the Q4 period the Company generally makes an attempt to convert any debts owed into common stock issuances, as a prudent effort to clean its balance sheet of obligations. Any shares issued are restricted shares. The accounting requires that the shares issued be charged to the Company based on the closing price of the stock on that day, as if the shares were free trading, even though they were restricted. During Q4 the Company was able to eliminate approximately $100,000 of its obligations in this effort, most taking a discount from the amounts owed. Any  adjustments in accounting will be reflected in the fiscal audit report for the period ended 12/31/13.

NOTE 5 – During December 2013 the Company named Glenn Delk as General Counsel and as Interim CEO. Shortly after joining, Mr. Delk received an offer to become involved in a start up aimed at the STEM (science, technology, engineering and math) education area, and resigned these positions so he could pursue this new effort. On joining the Company issued him 500,000 shares in full compensation for his efforts during the next 12 months. On leaving, Mr. Delk returned the shares that had been issued, and those shares have now been canceled.

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

During October 2013 the Company added Ms. Amy Lance to the Board of Directors, and as Chairman of the Board, and its added Mr. Mack Leath as President, and a member of the Board of Directors. This was reported on Form 8K and can found here: http://www.sec.gov/Archives/edgar/data/1099728/000155335013000836/sibe_8k.htm

On December 30. 2013, at a meeting of the Board, it contemplated a significant expansion of its operations, the Board decided to make offers to a number of well qualified individuals to join its Board. To make room for these new directors the Board has elected to expand to seven (7) directors. Further, it has received resignations from Mr. Michael Hanlon, and Mr. Peirce Sullivan to accommodate this expansion. The resignations had been discussed previously as a part of the Board expansion, and no conflicts existed with either of the Directors. We thank them for their service.

At the same meeting on December 30, 2013, the Board extended an offer to Mr. Frank Lightmas to join the Board. Mr. Lightmas, age 62, was a founder of Newco4education, LLC which was acquired by Sibling in 2010. Lightmas is a securities and arbitration attorney who graduated from Harvard University in 1973 with an A.B. in government and received his J.D. From Vanderbilt University in 1976. He is an experienced business executive, and for the last 23 years was a partner at Lightmas and Delk, with Glenn Delk who has an education related practice and had recently been named General Counsel for Sibling.

The Company maintains its corporate office in the same location as Mr. Lightmas and Mr. Delk and has agreed to pay $1,000 per month for the office, with $12,000 due for FY2013, and expects the same $1,000 per month during FY2014. The agreement is a simple month to month agreement and may be canceled at any time. Both are shareholders in the Company as a result of the share exchange transaction which occurred in the acquisition of Newco4education in 2010.

Separately, Mr. Delk has asked to step away from his recent appointment to pursue a new STEM (science, technology, engineering and math) initiative. The Company expects to work closely with Delk as he seeks to bring improved STEM programs to the K-12 education system in Georgia.

In addition, the Board authorized an offer for the acquisition of AcceleratingEd, LLC, and all related assets from Dave Saba, it sole owner. The Board also extended an offer to Mr. Saba to join the Board, and offered him the position of President. On January 9, Mr. Saba accepted the offers, and upon completion of final documentation, will become both an officer, and director, of the Company. It is expected to become final by the end of January 2014.

Mr. Saba is a successful business executive, graduating from the Naval Academy in 1983 with a bachelors degree in Engineering, and, in 1990, was awarded a Masters in Engineering Management from the University of South Florida. Before founding AcceleratingEd, he was COO for the Math + Science Initiative, Inc.  The National Math + Science Initiative is focused on transforming schools in the United States through innovative programs with a budget of over $45 million annually. Prior to that he was CEO of Laying the Foundation, Inc. which provides teacher training and support. He has had other senior management roles in manufacturing, engineering and healthcare, as well as his experience in education.

Item 7.01

Regulation FD Disclosure

During the last quarter the Company made a number of releases in the press, and copies of each are included as exhibits in this filing. The five (5) releases from October through the date of this filing cover a number of topics, and are further discussed in this filing.

Item 9.01

Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated October 10, 2013
99.2	Press release dated October 14, 2013
99.3	Press Release Dated November 18, 2013
99.4	Press Release Dated November 21, 2013
99.5	Press Release Dated January 13, 2014

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sibling Group Holdings, Inc.

Signature		Date

By:	/s/ Ms. Amy Lance	January 17, 2014
Name:	Amy Lance
Title:	Chairman of the Board

Signature		Date

By:	/s/ Mr. Mack Leath	January 17, 2014
Name:	Mack Leath
Title:	President and Secretary